Exhibit 99.2

Contacts:
Karian Wong	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
investorrelations@irobot.com	cvaida@irobot.com

iRobot Announces Operational Restructuring Plan to Position Company for the Future

Announces Leadership Transition

Provides Preliminary Fourth Quarter Results; Schedules Conference Call for February 27, 2024

BEDFORD, Mass., Jan. 29, 2024 – Today, iRobot Corporation (NASDAQ: IRBT), a leader in consumer robots, announced that it will implement an operational restructuring plan designed to position the Company for stabilization in the current environment, while focusing on profitability and advancing key growth initiatives to extend its market share in the mid-tier and premium segments. This plan was approved following iRobot’s and Amazon’s mutual decision to terminate their previously announced merger agreement. That announcement can be found here.

Concurrent with the implementation of its operational restructuring plan, the Company today also announced a leadership transition whereby Colin Angle, Chairman of the Board of Directors and CEO, has stepped down as Chairman and CEO. Glen Weinstein, iRobot’s Executive Vice President and Chief Legal Officer, has been appointed Interim CEO, and Andrew Miller, lead independent director of the Board, has been appointed Chairman of the Board.

iRobot’s immediate priority in undertaking the operational restructuring plan is to more closely align its cost structure with near-term revenue expectations and drive profitability, including through the following financial and strategic initiatives:

•

Achieving margin improvements and generating approximately $80-$100 million in savings on equivalent volumes through the execution of agreements with joint design and contract manufacturing partners on more attractive terms that provide significant reductions in cost of goods sold;

•	Reducing R&D expense by approximately $20 million year-over-year through increased offshoring of non-core engineering functions to lower-cost regions;

•

Centralizing global marketing activities and consolidating agency expenditures to reduce sales and marketing expenses by approximately $30 million year-over-year while seeking efficiencies in demand generation activities to drive sales more cost effectively;

•

Rightsizing the Company’s global real estate footprint through additional subleasing at its corporate headquarters and the elimination of offices and facilities in smaller, underperforming geographies; and

•	Focusing iRobot’s product roadmap on core value drivers and pausing all work related to non-floorcare innovations, including air purification, robotic lawn mowing and education.

These actions will also result in a reduction of approximately 350 employees, which represents 31 percent of the Company’s workforce as of December 30, 2023, with the majority of notifications taking place by March 30, 2024. As part of this workforce reduction, iRobot expects to record restructuring charges totaling between $12 million and $13 million, primarily for severance and related costs, over the first two quarters of 2024, with the majority of the restructuring charges anticipated in the first quarter of 2024.

Jeff Engel, a highly regarded turnaround expert, has been appointed Chief Restructuring Officer to oversee these initiatives and lead the implementation of the operational restructuring plan and will report directly to the Board and Mr. Weinstein.

The Company will continue executing key strategic activities to support iRobot’s return to profitability, including increasing its brand recognition, driving product innovation and redesigning its go-to-market strategy. Enhancements to the Company’s go-to-market playbook will focus the business on iRobot’s most profitable customers, geographies and channels, including its growing direct-to-consumer channel, while rebalancing the Company’s spending mix between price, promotion and demand generation to optimize returns.

Andrew Miller, Chairman of the Board, said, “iRobot is a pioneer of the consumer robot field and beloved by its customers around the world. With a legacy of innovation and a foundation of creativity, the Board and I believe that iRobot can – and will – grow its presence and continue to build a cutting-edge suite of robotic floorcare solutions that help consumers make their homes easier to maintain and healthier places to live. To do this successfully, however, we must rapidly align our operating model and cost structure to our future as a standalone company. Though decisions that impact our people are difficult, we must move forward with a more sustainable business model, and a renewed focus on profitability. We are confident that the actions we are announcing today will enable us to chart a new strategic path for sustainable value creation.”

Leadership Transition

Concurrent with the implementation of its operational restructuring plan, the Company today also announced the following leadership changes:

•

Colin Angle has stepped down as Chairman of the Board and CEO. Mr. Angle will continue to serve on the iRobot Board of Directors until his current term expires in May 2024, and has agreed to remain with the Company as a senior advisor for up to 12 months, to ensure a smooth transition.

•

Glen Weinstein, iRobot’s Executive Vice President and Chief Legal Officer, has been appointed Interim CEO, and the Board has initiated a search process for a permanent CEO supported by a leading executive search firm. Mr. Weinstein originally joined iRobot in 2000 as General Counsel and was promoted to General Counsel and Senior Vice President in 2005, prior to being appointed Executive Vice President and Chief Legal Officer in 2012.

•	Tonya Drake has been promoted to Executive Vice President and General Counsel.

•

The Board has appointed Andrew Miller, lead independent director of the Board, as Chairman of the Board. Mr. Miller has served on the iRobot Board since 2016. From 2015 until 2019, Mr. Miller was the Executive Vice President and Chief Financial Officer of PTC, a computer software and services company focused on accelerating transformation through digital technology. From 2008 to 2015, Mr. Miller was the Executive Vice President and Chief Financial Officer of Cepheid, a global leader in molecular diagnostics. Prior to Cepheid, Mr. Miller held a variety of financial leadership roles at Autodesk, MarketFirst Software and Silicon Graphics.

“On behalf of the Board, I would like to extend my sincerest gratitude to Colin for more than 33 years of leadership in building a company that has changed the world,” continued Mr. Miller. “Simply put, Colin revolutionized the robotics industry and under his tenure, iRobot has pioneered the intersection of robotic technology and consumer needs. We are grateful for his visionary leadership, relentless focus on R&D and commitment to our global team. I particularly appreciate Colin’s support of this transition. We are also grateful to Glen for stepping up to guide our Company through this important period. As the search for our next CEO progresses, I know we will benefit from Glen’s deep knowledge of our business, having been an integral member of iRobot’s leadership team for over 20 years.”

Mr. Angle said, “When I founded iRobot more than three decades ago, having more than 50 million of our products in homes worldwide was beyond my wildest imagination. I am incredibly proud of what our team has accomplished over the years. From the development of the first Roomba in 2002 to our latest generation, they have been relentless in building and delivering new and iconic ways for consumers to clean and live. At the same time, I know there is a lot of work to do to map iRobot’s next chapter. Given the nature of the challenges facing the Company, the Board and I have mutually decided that iRobot will be better served by a new leader with turnaround experience. I would like to sincerely thank our team members around the world for their commitment to our mission of helping people do more. I know iRobot has the talent and passion to succeed in continuing to build the world’s most thoughtful and intelligent home innovations for years to come.”

Financial Update

The Company today also announced certain preliminary fourth quarter results. iRobot anticipates reporting full-year 2023 revenue of $891 million, a 25% reduction as compared to the same period last year, a GAAP operating loss of between $265 and $285 million, and a non-GAAP operating loss of approximately $200 million. The Company ended fiscal year 2023 with $185 million in cash and cash equivalents, funded primarily from its previously announced three-year $200 million credit agreement with The Carlyle Group, which matures on July 24, 2026.

Under the terms of the merger agreement, Amazon will pay iRobot a $94 million termination fee. After payment of financial advisor fees of approximately 20% of the termination fee, the Company shall apply $35 million dollars of the termination fee immediately to repay the term loan and the remainder of the termination fee will be set aside to be used for future repayments of the term loan subject to limited rights of the Company to utilize such amounts for the purchase of inventory.

“We are disappointed with the Company’s 2023 performance – but our focus turns now to the future,” said Mr. Miller. “Along with the restructuring actions announced today, and with a refreshed turnaround-focused leadership team, we see a clear path to reinvigorating our outstanding brand, product performance and underlying technology. In addition to rightsizing our cost structure, innovation remains our most exciting growth opportunity. We look forward to reigniting growth of the brand with future launches of both new entry and premium floorcare solutions that will provide even smarter and more powerful ways for our customers to clean.”

The Company will provide additional information on the Company’s restructuring efforts and go-forward business plans at its fourth quarter 2023 earnings call, scheduled for February 27, 2024.

About iRobot

iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 50 million robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s implementation of its operational restructuring plan and related restructuring charges (including the timing thereof), the Company’s business plans, strategies, priorities and initiatives and the expected business and financial impacts thereof (including anticipated cost savings), expected product launches and the impact thereof, and anticipated business enhancements and expected benefits to the Company’s products and business therefrom. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the Company’s ability to implement its business plans and strategies; the Company’s ability to achieve the anticipated benefits of its operational restructuring plan; the Company’s ability to successfully navigate its leadership transition; the ability of the Company to retain and hire key personnel; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; the impact of various global conflicts on the Company’s business and general economic conditions; the evolving legal, regulatory and tax regimes under which the Company operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; supply chain challenges including constraints in the availability of certain semiconductor components used in the Company’s products; the financial strength of the Company’s customers and retailers; the impact of tariffs on goods imported into the United States; and competition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation

Supplemental Reconciliation of Preliminary Fiscal Year 2023 GAAP to Non-GAAP Operating Loss

(unaudited)

	FY 2023
	Preliminary Results
	Low	High

	(in millions)
GAAP Operating Loss	$(285)	$(265)
Amortization of acquired intangible assets	6	6
Stock-based compensation	36	36
Net merger, acquisition and divestiture expense	15	15
Restructuring and other	28	8

Total adjustments	85	65

Non-GAAP Operating Loss	$(200)	$(200)